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                                                                   EXHIBIT 99.1
[GRAPHIC OMITTED]
                                                                   News Release

CONTACT: ROBERTA R. JENNINGS                              FOR IMMEDIATE RELEASE
         FIFTH THIRD BANCORP                              MARCH 13, 2001
         513/579-4153

         PEGGY JANEI
         OLD KENT FINANCIAL CORPORATION
         616/771-5257

               FIFTH THIRD BANCORP, OLD KENT FINANCIAL CORPORATION
                     RECEIVE REGULATORY APPROVAL FOR MERGER

         Fifth Third Bancorp and Old Kent Financial Corporation are pleased to report that they have received regulatory approval from the Federal Reserve Board for their merger. Fifth Third Bancorp is headquartered in Cincinnati, Ohio and has $46 billion in assets. Old Kent Financial Corporation is headquartered in Grand Rapids, Michigan and has $23.8 billion in assets.

         The merger, subject to Fifth Third and Old Kent shareholder approval, is expected to be completed in the second quarter, 2001. Once the merger is completed, Fifth Third will have approximately $70 billion in assets and approximately 1,000 full-service Banking Centers throughout a seven-state region of Ohio, Michigan, Illinois, Indiana, Kentucky, Arizona and Florida.

         Old Kent Financial Corporation is a financial services holding company headquartered in Grand Rapids, Michigan. It operates approximately 300 banking offices in Michigan, Illinois and Indiana. At December 31, 2000, Old Kent had total assets of $23.8 billion. Old Kent is on the New York Stock Exchange under the symbol "OK."

         Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $46 billion in assets, operates 14 affiliates with 672 full-service Banking Centers, including 120 Bank Mart locations open seven days a week inside select grocery stores and 1,390 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Florida, Arizona, Michigan and Illinois. A leader in e-commerce, Fifth Third was named #1 e-business innovator by PC Week. The financial strength of Fifth Third's affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa2 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and was recently recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa3. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Midwest Payment Systems, the Bank's data processing subsidiary. Investor information and press releases can be viewed at www.53.com; press releases are also available by fax at no charge by calling 800-758-5804, identification number 281775. The Company's common stock is traded in the over-the-counter market through The Nasdaq National Market under the symbol "FITB."

                                    - MORE -

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         This document contains or may contain forward-looking statements about
Old Kent Financial Corporation, Fifth Third Bancorp and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Old Kent, Fifth Third and the combined company including statements preceded by, followed by or that include the words "believes," "expects," "anticipates," or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause a difference include, but are not limited to: (1) competitive pressure among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sales volumes, charge-offs and loan loss provisions; (4) general economic conditions, either natural or in the states in which Fifth Third and Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third and Fifth Third are engaged; and (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Old Kent Financial Corporation or Fifth Third Bancorp.

         Investors and security holders are advised to read the proxy statement/prospectus regarding the transactions referenced in this document, because it contains important information. The proxy statement/prospectus has been filed with the Commission by Fifth Third and Old Kent. Security holders may receive a free copy of the proxy statement/prospectus and other related documents filed by Fifth Third and Old Kent at the Commission's website at http://www.sec.gov or from Fifth Third or Old Kent. Old Kent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Old Kent with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Old Kent's proxy statement for its 2001 Annual Meeting of shareholders filed with the Commission on February 25, 2001. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Old Kent. Fifth Third and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Fifth Third with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Fifth Third's proxy statement for its 2001 Annual Meeting of shareholders filed with the Commission on February 6, 2001. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

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